Exhibit 4.2 PLEDGE AGREEMENT DATED JANUARY 28, 2021 between VGR HOLDING LLC and U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

i CONTENTS Clause Page 1. INTERPRETATION............................................................................................................1 1.1 Definitions................................................................................................................1 1.2 Construction .............................................................................................................2 2. SECURED LIABILITIES ...................................................................................................3 2.1 Secured Liabilities ...................................................................................................3 2.2 Specification of Secured Liabilities .........................................................................4 3. CREATION OF PLEDGE AND SECURITY .....................................................................4 3.1 Security interest .......................................................................................................4 3.2 General .....................................................................................................................4 4. PERFECTION ANd FURTHER ASSURANCES ..............................................................5 4.1 General perfection ....................................................................................................5 4.2 Delivery of certificates .............................................................................................5 4.3 Filing of financing statements ..................................................................................6 4.4 Communication with Issuers....................................................................................6 4.5 Further assurances ....................................................................................................6 5. REPRESENTATIONS AND WARRANTIES....................................................................7 5.1 Representations and warranties ................................................................................7 5.2 The Pledgor ..............................................................................................................7 5.3 The Pledged Collateral .............................................................................................7 5.4 No liability ...............................................................................................................8 5.5 Consideration and solvency .....................................................................................9 5.6 Times for making representations and warranties ...................................................9 6. UNDERTAKINGS ............................................................................................................10 6.1 Undertakings ..........................................................................................................10 6.2 The Pledgor ............................................................................................................10 6.3 The Pledged Collateral ...........................................................................................11 6.4 Notices ...................................................................................................................12 7. WHEN SECURITY BECOMES ENFORCEABLE .........................................................13 8. ENFORCEMENT OF SECURITY ...................................................................................13

ii 8.1 [Reserved] ..............................................................................................................13 8.2 General ...................................................................................................................13 8.3 Dividend and voting rights.....................................................................................14 8.4 Collateral Agent’s rights upon default ...................................................................14 8.5 No Marshaling .......................................................................................................15 9. APPLICATION OF PROCEEDS ......................................................................................16 10. EXPENSES AND INDEMNITY ......................................................................................16 11. EVIDENCE AND CALCULATIONS ..............................................................................17 12. CHANGES TO THE PARTIES ........................................................................................17 12.1 Pledgor ...................................................................................................................17 12.2 Collateral Agent .....................................................................................................17 12.3 Successors and assigns ...........................................................................................18 13. MISCELLANEOUS ..........................................................................................................18 13.1 Amendments and waivers ......................................................................................18 13.2 Waivers and remedies cumulative .........................................................................18 13.3 Counterparts ...........................................................................................................18 14. SEVERABILITY ...............................................................................................................18 15. RELEASE ..........................................................................................................................19 16. NOTICES ...........................................................................................................................19 16.1 Notices ...................................................................................................................19 16.2 Contact Details .......................................................................................................19 16.3 Effectiveness ..........................................................................................................19 17. GOVERNING LAW ..........................................................................................................20 18. ENFORCEMENT ..............................................................................................................20 18.1 Jurisdiction .............................................................................................................20 18.2 Service of Process ..................................................................................................21 18.3 Complete Agreement .............................................................................................21 18.4 Waiver of Jury Trial ...............................................................................................21 SCHEDULE 1: Pledged Equity Interests SIGNATORIES

1 THIS AGREEMENT (this “Agreement”) is dated January 28, 2021 BETWEEN: (1) VGR HOLDING LLC, a Delaware limited liability company, as pledgor (the “Pledgor”); and (2) U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Noteholders under the Indenture described below (in this capacity, the “Collateral Agent”). BACKGROUND: The Pledgor enters into this Agreement in connection with the Indenture, dated January 28, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Vector Group Ltd. (“Vector Group”), the Guarantors party thereto and U.S. Bank National Association, as trustee (together with any successor in such capacity, the “Trustee”). Pursuant to the Indenture, Vector Group is issuing Notes and Pledgor is guaranteeing the Notes as provided in the Indenture. Pledgor now wishes to secure its obligations under the Indenture by entering into this Agreement. IT IS AGREED as follows: 1. INTERPRETATION 1.1 Definitions In this Agreement: “Finance Documents” means the Indenture, all Notes issued from time to time under the Indenture, this Agreement and all other pledges, security agreements, control agreements and other agreements and documents entered into the connection with the transactions contemplated by the Indenture. “Guarantors” means the Pledgor and the other guarantors under the Indenture. “Issuer” means each of Liggett Group and Vector Tobacco. “Liggett Group” means Liggett Group LLC, a Delaware limited liability company. “Note” means any note issued from time to time under the Indenture. “Noteholder” means any Person which from time to time is the holder of a Note. “Obligors” means Vector Group, the Pledgor and the other Guarantors. “Pledged Collateral” means: (a) the Pledged Equity Interests;

2 (b) all additional shares, securities, and interests in either Issuer, and all warrants, rights, and options to purchase or receive shares, securities, or interests in either Issuer, in which the Pledgor at any time has or obtains any interest; (c) all management rights, all voting rights and any interest in any capital account of Pledgor in either Issuer; (d) all dividends, interest, revenues, income, distributions, and proceeds of any kind, whether cash, instruments, securities, or other property, received by or distributable to the Pledgor in respect of, or in exchange for, the Pledged Equity Interests or any other Pledged Collateral; and (e) to the extent not listed above as original Pledged Collateral, proceeds and products of, and accessions to, each of the above assets. “Pledged Equity Interests” means all equity interests in the Issuers, which equity interests as they exist on the date hereof are described in Schedule I (Pledged Equity Interests) to this Agreement. “Secured Liabilities” means each liability and obligation specified in Clause 2 (Secured Liabilities). “Secured Parties” means the Trustee, the Collateral Agent, the Paying Agent, the Registrar and the Noteholders. “Security” means any security interest created by this Agreement. “Security Period” means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been indefeasibly, unconditionally and irrevocably paid and discharged in full (other than in respect of contingent obligations for which no claim has been asserted). The Security Period will be extended to take into account any extension or reinstatement of this Agreement under Clause 3.2(b) (General). “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York. “Vector Tobacco” means Vector Tobacco Inc., a Virginia corporation. 1.2 Construction (a) Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC. (b) Any term defined in the Indenture and not defined in this Agreement or the UCC has the meaning given to that term in the Indenture.

3 (c) No reference to “proceeds” in this Agreement authorizes any sale, transfer or other disposition of Collateral by the Pledgor that is not permitted by the Indenture. (d) In this Agreement, unless the contrary intention appears, a reference to: (i) an “amendment” includes a supplement, novation, restatement or re-enactment and “amended” will be construed accordingly; (ii) a Clause, a Subclause or a Schedule is a reference to a Clause or Subclause of, or a Schedule to, this Agreement; (iii) a law is a reference to that law as amended or re-enacted and to any successor law; (iv) an agreement is a reference to that agreement as amended; (v) “fraudulent transfer law” means any applicable U.S. Bankruptcy Law or state fraudulent transfer or conveyance statute, and the related case law; and (vi) “law” includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law. (e) In this Agreement: (i) “includes” and “including” are not limiting; (ii) “or” is not exclusive; and (iii) the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it. 2. SECURED LIABILITIES 2.1 Secured Liabilities Each obligation and liability whether: (a) present or future, actual, contingent or unliquidated; or (b) owed jointly or severally (or in any other capacity whatsoever),

4 of the Pledgor to any Noteholder, the Trustee, the Paying Agent, the Registrar or the Collateral Agent under or in connection with each Finance Document is a Secured Liability. 2.2 Specification of Secured Liabilities The Secured Liabilities include any liability or obligation for: (a) repayment of the principal of any Note; (b) payment of interest and any other amount payable under the Finance Documents; (c) payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents; (d) payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and (e) payment of any amount that arises after a petition is filed by, or against, any Obligor under the U.S. Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the U.S. Bankruptcy Code of 1978 or otherwise. 3. CREATION OF PLEDGE AND SECURITY 3.1 Security interest As security for the prompt and complete payment and performance of the Secured Liabilities when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce the Noteholders to purchase the Notes, the Pledgor pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, the Pledgor’s right, title and interest in and to the Pledged Collateral. 3.2 General (a) All the Security created under this Agreement: (i) is continuing security for the irrevocable and indefeasible payment in full of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part; (ii) is in addition to, and not in any way prejudiced by, any other security now or subsequently held by the Collateral Agent. (b) If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of any Obligor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, any

5 Obligor or any of their respective properties), any payment received by the Collateral Agent or any Noteholder in respect of the Secured Liabilities is rescinded or avoided or must otherwise be restored or returned by the Collateral Agent or any Noteholder, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made. (c) This Agreement is enforceable against the Pledgor to the maximum extent permitted by the fraudulent transfer laws. 4. PERFECTION AND FURTHER ASSURANCES 4.1 General perfection The Pledgor shall take, at its own expense, promptly, and in any event within any applicable time limit: (a) whatever action is necessary; and (b) any action that the Collateral Agent may reasonably require, to ensure that the Security is, as of the date the Notes are first issued under the Indenture, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority continuing security interest in the Pledged Collateral, subject to no Liens other than Permitted Liens, in all relevant jurisdictions, securing payment and performance of the Secured Liabilities. Such actions include the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements that the Collateral Agent may reasonably require. 4.2 Delivery of certificates (a) The Pledgor represents and warrants that it has delivered to the Collateral Agent (or as directed by the Collateral Agent) in the State of New York all original certificates and instruments evidencing or representing the Pledged Equity Interests existing on the date of this Agreement. (b) The Pledgor shall deliver to the Collateral Agent (or as directed by the Collateral Agent) in the State of New York, promptly upon receipt, all original certificates and instruments evidencing or representing any Pledged Collateral arising or acquired by the Pledgor after the date of this Agreement. (c) The Pledgor shall cause all Pledged Collateral delivered under this Agreement to be either: (i) duly endorsed and in suitable form for transfer by delivery; or

6 (ii) accompanied by undated instruments of transfer endorsed in blank, as directed by the Collateral Agent, and in form and substance reasonably satisfactory to the Collateral Agent. (d) Until the end of the Security Period, the Collateral Agent shall hold (directly or through an agent) all certificates, instruments, and stock powers delivered to it. 4.3 Filing of financing statements (a) The Pledgor authorizes the Collateral Agent to prepare and file, at the Pledgor’s expense: (i) financing statements describing the Pledged Collateral; (ii) continuation statements; and (iii) any amendment in respect of those statements. (b) Promptly after filing an initial financing statement in respect of the Pledged Collateral, the Pledgor must provide the Collateral Agent with an official report from the Secretary of State of the State of Delaware indicating that the Collateral Agent’s security interest in the Pledged Collateral is prior to all other security interests or other interests reflected in the report, other than Permitted Prior Liens. 4.4 Communication with Issuers The Pledgor authorizes the Collateral Agent at any time and from time to time to communicate with the Issuers with regard to any matter relating to any Pledged Collateral. 4.5 Further assurances (a) The Pledgor shall take, at its own expense, promptly, and in any event within any applicable time limit, whatever action may reasonably be required under the Indenture or this Agreement for: (i) creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement; (ii) facilitating the enforcement of the Security or the exercise of any right, power or discretion exercisable by the Collateral Agent or any of its delegates or sub-delegates in respect of any of the Pledged Collateral; (iii) obtaining possession and control of any Pledged Collateral; and (iv) facilitating the assignment or transfer of any rights and/or obligations of the Collateral Agent under this Agreement.

7 Such actions include the execution and delivery of any transfer, assignment or other agreement or document, whether to the Collateral Agent or its nominee, that the Collateral Agent may reasonably require. (b) The Pledgor irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as the Pledgor’s true and lawful attorney-in-fact, in the Pledgor’s name or in the Collateral Agent’s name or otherwise, and at the Pledgor’s expense, to take any of the actions referred to in paragraph (a) above without notice to or the consent of the Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. The Pledgor ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney. 5. REPRESENTATIONS AND WARRANTIES 5.1 Representations and warranties The representations and warranties set out in this Clause are made by the Pledgor to the Collateral Agent and each Noteholder. 5.2 The Pledgor (a) It is organized under the laws of the State of Delaware. (b) Its exact legal name, as it appears in the public records of its jurisdiction of incorporation or organization, is VGR Holding LLC. It has not changed its name, whether by amendment of its organizational documents, reorganization, merger or otherwise, in the past five years. (c) Its organizational identification number, as issued by its jurisdiction of organization is 3097262. (d) It keeps at its address indicated in Clause 16 (Notices), or at the addresses of the Issuers indicated in Clause 5.3(a), its corporate records and all records, documents and instruments constituting, relating to or evidencing Pledged Collateral, except for the Pledged Collateral delivered to the Collateral Agent in compliance with Clause 4.2 (Delivery of certificates). 5.3 The Pledged Collateral (a) Liggett Group keeps at its address at 100 Maple Lane, Mebane, North Carolina 27302 and Vector Tobacco keeps at its address at 3800 Paramount Parkway, Suite 250, PO Box 2010, Morrisville, NC 27560 their respective corporate records, stock ledger and all of their respective records, documents and instruments relating to or evidencing the applicable Pledged Collateral. (b) The Pledged Equity Interests have been duly authorized and are validly issued, fully-paid and non-assessable.

8 (c) The Pledged Equity Interests constitute all of the issued and outstanding equity or ownership interests in the Issuers, and there are no other equity or ownership interests in the Issuers, options or rights to acquire or subscribe for any such interests, or securities or instruments convertible into or exchangeable or exercisable for any such interests. (d) The Pledged Equity Interests are “securities” under Article 8 of the UCC and are represented by certificates, all of which have been delivered to the Collateral Agent. (e) Except as permitted under the Indenture: (i) it is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in, the Pledged Equity Interests and all other Pledged Collateral now in existence; (ii) none of the Pledged Collateral is subject to any Lien other than the Collateral Agent’s security interest and other Permitted Liens; (iii) it has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Pledged Collateral, or granted any option, warrant, or right with respect to any of the Pledged Collateral; and (iv) no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Pledged Collateral, except for those that create, perfect or evidence the Collateral Agent’s security interest and other Permitted Liens. (f) No litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, involving or affecting the Pledged Collateral, and none of the Pledged Collateral is subject to any order, writ, injunction, execution or attachment, in each case, that would reasonably be expected to have a material adverse effect on the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement. (g) None of the Pledged Collateral constitutes “margin stock” within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System. 5.4 No liability Except, in each case, as would not reasonably be expected to adversely affect the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement in any material respect:

9 (a) its rights, interests, liabilities and obligations under contractual obligations that constitute part of the Pledged Collateral are not affected by this Agreement or the exercise by the Collateral Agent of its rights under this Agreement; (b) neither the Collateral Agent nor any Noteholder, unless it expressly agrees in writing, will have any liabilities or obligations under any contractual obligation that constitutes part of the Pledged Collateral as a result of this Agreement, the exercise by the Collateral Agent of its rights under this Agreement or otherwise; and (c) neither the Collateral Agent nor any Noteholder has or will have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Pledged Collateral, or to take any other action with respect to the Pledged Collateral. 5.5 Consideration and solvency (a) Terms used in this Subclause have the meanings given to them in, and must be construed in accordance with, the fraudulent transfer laws. (b) It will receive valuable direct and indirect benefits as a result of the transactions financed by the issuance of the Notes and these benefits constitute “reasonably equivalent value” and “fair consideration” as those terms are used in the fraudulent transfer laws. (c) To the best of its knowledge, the Secured Parties have acted in good faith in connection with the transactions contemplated by this Agreement. (d) The sum of its debts (including its obligations under this Agreement) is less than the value of its property (calculated at the lesser of fair valuation and present fair saleable value). (e) Its capital is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted. (f) It has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay as they mature. (g) It has not made a transfer or incurred an obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors. 5.6 Times for making representations and warranties (a) The representations and warranties set out in this Agreement (including in this Clause 5) are made on the date of this Agreement.

10 (b) The representations and warranties under Clause 5.5 are deemed to be repeated by the Pledgor on the date of each issuance of Notes under the Indenture with reference to the facts and circumstances then existing. (c) When representations and warranties are repeated, they are applied to the circumstances existing at the time of repetition. (d) The representations and warranties of the Pledgor contained in this Agreement or made by the Pledgor in any certificate, notice or report delivered under this Agreement will survive each issuance of Notes and any transfer or assignment of the Notes. 6. UNDERTAKINGS 6.1 Undertakings The Pledgor agrees to be bound by the covenants set out in this Clause. 6.2 The Pledgor (a) Except as permitted under the Indenture, the Pledgor shall preserve its limited liability company existence and will not, except as permitted by the Indenture, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets. (b) The Pledgor shall not change the jurisdiction of its organization without providing the Collateral Agent with at least 10 days’ prior written notice. (c) The Pledgor shall not change its name without providing the Collateral Agent with at least 10 days’ prior written notice. (d) The Pledgor shall keep at its address indicated in, or otherwise notified to the Collateral Agent pursuant to, Clause 16 (Notices), or at the addresses of the Issuers indicated in Clause 5.3(a), its corporate records and all records, documents and instruments constituting, relating to or evidencing Pledged Collateral, except for the Pledged Collateral delivered to the Collateral Agent in compliance with Clause 4.2 (Delivery of certificates). (e) The Pledgor shall permit the Collateral Agent and its agents and representatives, at mutually agreed times during normal business hours and upon reasonable notice, to inspect the Pledged Collateral, to examine and make copies of and abstracts from the records referred to in paragraph (d) above, and to discuss matters relating to the Pledged Collateral directly with the Pledgor’s officers and employees. (f) At the Collateral Agent’s request, the Pledgor shall provide the Collateral Agent with any information concerning the Collateral that the Collateral Agent may reasonably request.

11 6.3 The Pledged Collateral (a) The Pledgor shall cause the Issuers to keep and maintain, at their respective addresses indicated in Clause 5.3(a) (The Pledged Collateral) their respective corporate records and all of their respective records, documents and instruments constituting, relating to, or evidencing the applicable Pledged Collateral. The Pledgor agrees to cause the Issuers to permit the Collateral Agent and its agents and representatives, at mutually agreed times during normal business hours and upon reasonable notice, to examine and make copies of and abstracts from the records and stock ledgers and to discuss matters relating to the Issuers and its records directly with the Issuers’ officers and employees. (b) Except as permitted by the Indenture or this Agreement, the Pledgor: (i) shall maintain sole legal and beneficial ownership of the Pledged Collateral; (ii) shall not permit any Pledged Collateral to be subject to any Lien other than the Collateral Agent’s security interest and other Permitted Liens and shall at all times warrant and defend the Collateral Agent’s security interest in the Pledged Collateral against all other Liens (other than Permitted Liens) and claimants; (iii) shall not sell, assign, transfer, pledge, license, lease or further encumber, or grant any option, warrant, or right with respect to, any of the Pledged Collateral, or agree or contract to do any of the foregoing; and (iv) shall not waive, amend or terminate, in whole or in part, any material accessory or ancillary right or other right in respect of any Pledged Collateral. (c) The Pledgor shall pay, prior to delinquency, all material taxes, assessments and governmental levies imposed on or in respect of Pledged Collateral and all claims against the Pledged Collateral, including claims for labor, materials and supplies, in each case, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Collateral Agent. (d) In any suit, legal action, arbitration or other proceeding involving the Pledged Collateral or the Collateral Agent’s security interest, the Pledgor shall take all lawful action to avoid impairment of the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement or the imposition of a Lien (other than Permitted Liens) on any of the Pledged Collateral. (e) Except as permitted by the Indenture or this Agreement, the Pledgor shall not permit either Issuer to cancel or change the terms of the Pledged Equity Interests, or authorize, create or issue any additional shares of capital stock or ownership interests in either Issuer; provided that the Pledgor may convert Vector Tobacco

12 from a corporation to a limited liability company so long as (1) the Issuer gives the Collateral Agent at least 10 days prior written notice of such conversion, (2) the resulting limited liability company is formed under the laws of a State in the United States, (3) the limited liability company or operating agreement of the resulting limited liability company expressly provides that all equity interests in such resulting limited liability company are “securities” under Article 8 of the UCC and are represented by certificates, (4) promptly following such conversion the Pledgor delivers to the Collateral Agent in New York certificates representing all membership or other equity or ownership interests in the converted entity, together with stock powers or the equivalent executed by the Pledgor in blank and in form and substance reasonably satisfactory to the Collateral Agent, (5) the Issuer agrees, in documentation reasonably satisfactory to the Collateral Agent, that such equity interests are subject to the Collateral Agent’s security interest and to the terms of this Agreement, and (6) an appropriate financing statement or amendment to the existing financing statement is promptly filed in the appropriate office or offices, so as to perfect and/or continue to perfect the Collateral Agent’s security interest. The Pledgor shall ensure that at all times the operating agreement of Liggett Group provides that all equity interests in Liggett Group are “securities” under Article 8 of the UCC and are represented by certificates. The Pledgor shall not effect or permit any change of control of either Issuer, except as permitted by the Indenture. (f) The Pledgor shall take no action, and shall not permit either Issuer to take any action, that could cause any of the Pledged Collateral to constitute “margin stock” within the meaning of Regulation U or X issued by the Board of Governors of the United States Federal Reserve System. 6.4 Notices (a) The Pledgor shall give the Collateral Agent prompt notice of the occurrence of any of the following events: (i) any pending or threatened claim, suit, legal action, arbitration or other proceeding involving or affecting the Pledgor, either Issuer or any Pledged Collateral that would reasonably be expected to materially impair the Collateral Agent’s security interest or, the Collateral Agent’s rights under this Agreement or result in the imposition of a Lien (other than Permitted Liens) on any Pledged Collateral; or (ii) any representation or warranty contained in this Agreement is or becomes untrue, incorrect or incomplete in any material respect. (b) Each notice delivered under this Clause, must include: (i) reasonable details about the event; and (ii) the Pledgor’s proposed course of action.

13 Delivery of a notice under this Clause does not affect the Pledgor’s obligations to comply with any other term of this Agreement. 7. WHEN SECURITY BECOMES ENFORCEABLE Subject to the terms of the Indenture, this Security may be enforced by the Collateral Agent at any time after an Event of Default has occurred and is continuing. 8. ENFORCEMENT OF SECURITY 8.1 [Reserved] 8.2 General (a) After this Security has become enforceable, the Collateral Agent may immediately, in its absolute discretion, exercise any right under: (i) applicable law; or (ii) this Agreement, to enforce all or any part of the Security in respect of any Pledged Collateral in any manner or order it sees fit. (b) The foregoing includes: (i) any rights and remedies available to the Collateral Agent under applicable law and under the UCC (whether or not the UCC applies to the affected Pledged Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full; (ii) transferring or assigning to, or registering in the name of, the Collateral Agent or its nominees any of the Pledged Collateral; (iii) exercising any voting, consent, management and other rights relating to any Pledged Collateral; (iv) performing or complying with any contractual obligation that constitutes part of the Pledged Collateral; (v) receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, account, acceptance, instrument, document, letter of credit, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Pledged Collateral;

14 (vi) asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set- off or other right or interest relating to any Pledged Collateral; (vii) executing and delivering acquittances, receipts and releases in respect of Pledged Collateral; and (viii) exercising any other right or remedy available to the Collateral Agent under the other Finance Documents or any other agreement between the parties. 8.3 Dividend and voting rights (a) So long as payment of the Secured Liabilities has not been accelerated (whether automatically or otherwise), the Pledgor will be entitled to exercise all voting and other consensual rights with respect to the Pledged Collateral for any purpose not inconsistent with the terms of the Finance Documents and to receive and retain all dividends and other payments in respect of the Pledged Collateral to the extent permitted by the Finance Documents. (b) Upon the acceleration of the payment of the Secured Liabilities (whether automatically or otherwise), all rights of the Pledgor to exercise voting and other consensual rights with respect to the Pledged Collateral and to receive dividends and other payments in respect of the Pledged Collateral will cease, and all these rights will immediately become vested solely in the Collateral Agent or its nominees, and the Pledgor grants the Collateral Agent or its nominees the Pledgor’s irrevocable and unconditional proxy for this purpose. After the acceleration of the payment of the Secured Liabilities (whether automatically or otherwise), any dividends and other payments in respect of the Pledged Collateral received by the Pledgor will be held in trust for the Collateral Agent, and the Pledgor shall keep all such amounts separate and apart from all other funds and property so as to be capable of identification as the property of the Collateral Agent and will deliver these amounts at such time as the Collateral Agent may request to the Collateral Agent in the identical form received, properly endorsed or assigned if required to enable the Collateral Agent to complete collection. 8.4 Collateral Agent’s rights upon default (a) The Pledgor irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as the Pledgor’s true and lawful attorney-in-fact, in the Pledgor’s name or in the Collateral Agent’s name or otherwise, and at the Pledgor’s expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of the Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. The Pledgor ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney.

15 (b) The Pledgor agrees that 10 days’ notice shall constitute reasonable notice in connection with any sale, transfer or other disposition of Pledged Collateral. (c) The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Pledged Collateral. (d) The grant to the Collateral Agent under this Agreement of any right, power or remedy does not impose upon the Collateral Agent any duty to exercise that right, power or remedy. The Collateral Agent will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Pledged Collateral. (e) The Pledgor bears the risk of loss, damage, diminution in value, or destruction of the Pledged Collateral. (f) The Collateral Agent will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other Person chosen by it with reasonable care. (g) The Collateral Agent makes no express or implied representations or warranties with respect to any Pledged Collateral or other property released to the Pledgor or its successors and assigns. (h) The Pledgor agrees that the Collateral Agent will have met its duty of care under applicable law if it holds, maintains and disposes of Pledged Collateral in the same manner that it holds, maintains and disposes of property for its own account. (i) Except as set forth in this Clause or as required under applicable law, the Collateral Agent will have no duties or obligations under this Agreement or otherwise with respect to the Pledged Collateral. (j) The sale, transfer or other disposition under this Agreement of any right, title, or interest of the Pledgor in any item of Pledged Collateral will: (i) operate to divest the Pledgor permanently and all Persons claiming under or through the Pledgor of that right, title, or interest, and (ii) be a perpetual bar, both at law and in equity, to any claims by the Pledgor or any Person claiming under or through the Pledgor with respect to that item of Pledged Collateral. 8.5 No Marshaling (a) The Collateral Agent need not, and the Pledgor irrevocably waives and agrees that it shall not invoke or assert any law requiring the Collateral Agent to:

16 (i) attempt to satisfy the Secured Liabilities by collecting them from any other Person liable for them; or (ii) marshal any security or guarantee securing payment or performance of the Secured Liabilities or any particular asset of the Pledgor. (b) The Collateral Agent may release, modify or waive any collateral or guarantee provided by any other Person to secure any of the Secured Liabilities, without affecting the Collateral Agent’s rights against the Pledgor. 9. APPLICATION OF PROCEEDS Any moneys received in connection with the Pledged Collateral by the Collateral Agent after this Security has become enforceable shall be applied in the following order of priority: (a) first, in or towards payment of or provision for all costs and expenses incurred by the Collateral Agent in connection with the enforcement of this Security; (b) second, in or towards payment of, or provision for, the Secured Liabilities; and (c) third, in payment of the surplus (if any) to the Pledgor or any other Person entitled to it under applicable law. This Clause is subject to the payment of any claims having priority over this Security under mandatory provisions of applicable law. This Clause does not prejudice the right of any Noteholder to recover any shortfall from the Pledgor. 10. EXPENSES AND INDEMNITY (a) The Pledgor shall pay promptly on demand to the Collateral Agent all reasonable and documented costs and expenses incurred by the Collateral Agent, any Noteholder, attorney, manager, delegate, sub-delegate, agent or other Person appointed by the Collateral Agent under this Agreement for the purpose of enforcing its rights under this Agreement. Such costs and expenses may include: (i) costs of foreclosure and of any transfer, disposition or sale of Pledged Collateral; (ii) costs of maintaining or preserving the Pledged Collateral or assembling it or preparing it for transfer, disposition or sale; (iii) costs of obtaining money damages; and (iv) fees and expenses of attorneys employed by the Collateral Agent for any purpose related to this Agreement or the Secured Liabilities, including consultation, preparation and negotiation of any amendment or

17 restructuring, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration. (b) The Pledgor shall indemnify and keep indemnified the Secured Parties and their respective affiliates, directors, officers, representatives and agents from and against all claims, liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind (including attorney’s fees and expenses) that may be imposed on, incurred by or asserted against any of them by any Person (including any Noteholder) in any way relating to or arising out of: (i) this Agreement; (ii) the Pledged Collateral; (iii) the Collateral Agent’s security interest in the Pledged Collateral; (iv) any Event of Default; (v) any action taken or omitted by the Collateral Agent under this Agreement or any exercise or enforcement of rights or remedies under this Agreement; or (vi) any transfer sale or other disposition of or any realization on Pledged Collateral. (c) The Pledgor shall not be liable to an indemnified party to the extent any liability results from that indemnified party’s gross negligence or willful misconduct. Payment by an indemnified party will not be a condition precedent to the obligations of the Pledgor under this indemnity. (d) This Clause survives the issuance of the Notes, the repayment of the Notes, any transfer or assignment of the Notes and the termination of this Agreement. 11. EVIDENCE AND CALCULATIONS In the absence of manifest error, the records of the Collateral Agent shall be conclusive evidence of the existence and the amount of the Secured Liabilities. 12. CHANGES TO THE PARTIES 12.1 Pledgor The Pledgor may not assign, delegate or transfer any of its rights or obligations under this Agreement without the consent of the Collateral Agent, and any purported assignment, delegation or transfer in violation of this provision shall be void and of no effect. 12.2 Collateral Agent

18 The Collateral Agent may assign or transfer its rights and obligations under this Agreement in the manner permitted under the Indenture. 12.3 Successors and assigns This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Pledgor and the Collateral Agent. 13. MISCELLANEOUS 13.1 Amendments and waivers Any term of this Agreement may be amended or waived only by the written agreement of the Pledgor and the Collateral Agent. 13.2 Waivers and remedies cumulative (a) The rights and remedies of the Collateral Agent under this Agreement: (i) may be exercised as often as necessary; (ii) are cumulative and not exclusive of its rights under applicable law; and (iii) may be waived only in writing and specifically. (b) Delay in exercising, or non-exercise, of any right or remedy under this Agreement is not a waiver of that right or remedy. 13.3 Counterparts This Agreement may be executed in counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. The words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. 14. SEVERABILITY If any term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect: (a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

19 (b) the legality, validity or enforceability in any other jurisdiction of that or any other term of this Agreement. 15. RELEASE At the end of the Security Period and at the other times provided in the Indenture, the Security hereunder will be released in accordance with the Indenture and the Collateral Agent must, at the request and cost of the Pledgor, promptly take whatever action is necessary to release all or any applicable part of the Pledged Collateral from this Security in accordance with the terms of the Indenture. 16. NOTICES 16.1 Notices Any communication in connection with this Agreement must be given in writing and, unless otherwise stated, must be given in person, by first class mail (registered or certified, return receipt requested), overnight courier guaranteeing next day delivery, or by fax. 16.2 Contact Details (a) The contact details of the Pledgor for this purpose are: Address: 4400 Biscayne Boulevard, 10th Floor Miami, FL 33137 Fax: (305) 579-8016 Attention: Marc N. Bell (b) The contact details of the Collateral Agent for this purpose are: Address: U.S. Bank National Association Global Corporate Trust Services 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-2292 Fax: (651) 466-7430 Attention: Joshua A. Hahn (c) Either party may change its contact details by giving five Business Days’ notice to the other party. (d) Where a party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer. 16.3 Effectiveness (a) Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

20 (i) if delivered in person, at the time of delivery; (ii) if by e-mail or fax, when sent with confirmation of transmission. (b) A communication given under this Clause but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. 17. GOVERNING LAW This Agreement, the relationship between the Pledgor, the Secured Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York, including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any part of the Pledged Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable. 18. ENFORCEMENT 18.1 Jurisdiction (a) Each of the Parties agrees that any New York State court or Federal court sitting in the City and County of New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of those courts. (b) Each of the Parties: (i) waives objection to the New York State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and (ii) agrees that a judgment or order of a New York State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction. (c) Nothing in this Clause limits the right of the Collateral Agent or any Noteholder to bring proceedings against the Pledgor in connection with this Agreement: (i) in any other court of competent jurisdiction; or (ii) concurrently in more than one jurisdiction.

21 18.2 Service of Process The Pledgor consents to the service of process relating to any proceedings by a notice given in accordance with Clause 16 (Notices) above. 18.3 Complete Agreement This Agreement and the other Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters. 18.4 Waiver of Jury Trial THE PLEDGOR AND THE COLLATERAL AGENT (FOR ITSELF AND ON BEHALF OF THE NOTEHOLDERS) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.

(Signature Page to Pledge Agreement) SIGNATORIES IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed by its duly authorized officer as of the day and year first above written. Pledgor VGR HOLDING LLC By: /s/ James B. Kirkland III Name: James B. Kirkland III Title: Vice President, Treasurer and Chief Financial Officer

(Signature Page to Pledge Agreement) Collateral Agent U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent By: /s/ Joshua A. Hahn Name: Joshua A. Hahn Title: Vice President

SCHEDULE 1 PLEDGED EQUITY INTERESTS Name Certificate No. No. of Shares/ % of Membership Interests LIGGETT GROUP LLC 1 100% of membership interests VECTOR TOBACCO INC. 1 100 shares